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                                                                   EXHIBIT 10.20


                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT
                                       OF
                                   DAVID GOULD


         THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT, is made as of the 4th day of August, 1999 (the "Effective Date"), by and between WITNESS SYSTEMS, INC., a Delaware corporation (the "Company") and DAVID GOULD ("Executive").

                               W I T N E S S E T H

         WHEREAS, the Company and Executive are parties to that certain Employment Agreement dated February 2, 1999 (the "Employment Agreement"); and

         WHEREAS, the parties wish to amend the Employment Agreement to clarify the intent of the parties with respect to the scope of the Company's obligations under the Employment Agreement to pay a "Guaranteed Bonus" to Executive.

         NOW, THEREFORE, in consideration of the covenants and agreements contained herein and other good and valuable consideration the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Except as otherwise expressly amended in this Amendment No. 1 to Employment Agreement, the Employment Agreement shall remain in full force and effect and all provisions of the Employment Agreement not expressly modified by this Amendment No. 1 to Employment Agreement are hereby incorporated by reference and made an express part hereof.

         2. Subsection 2A. of the Employment Agreement is hereby amended by deleting Section 2A. in its entirety and substituting the following new
Section 2A. therefor:

                  A. Base Salary, Guaranteed Bonus and Supplemental Bonuses. During the Term (as defined below), Company shall pay to Executive a base salary ("Base Salary") of Two Hundred Twenty-Five Thousand and No/100 Dollars ($225,000.00) per year (subject to annual review and adjustment beginning in December 1999), payable in arrears in accordance with the Company's standard payroll practices for senior executives (but in no event less frequently than in equal semi-monthly payments). In the event of a Disability, to the extent payments are received under an employer-sponsored disability program, the payments of Base Salary hereunder are to be reduced by an amount equal to such disability payments. The Company shall pay to Executive a bonus (the "Guaranteed Bonus") equivalent to the sum of the amount of interest due and payable pursuant to that certain promissory note delivered to Company by Executive effective March 31, 1999 in the principal amount of $1,461,383.43 and the amount of interest due and payable pursuant to that certain promissory note delivered to Company by Executive effective August 4, 1999 in the principal amount of $337,050.00 (collectively, the "Notes"). The Guaranteed Bonus shall be payable annually, with the first such payment being due and payable on the first day of the

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         first month in which interest is due and payable under either of the
         Notes. Company's obligations to pay the Guaranteed Bonus pursuant to this Section 2.A. shall continue for so long as interest remains due and payable under either of the Notes, notwithstanding the earlier termination of this Agreement or Executive's employment with Company. In addition to the Guaranteed Bonus, Company shall pay to Executive a lump sum bonus of $150,000.00 on March 31, 2000, a lump sum bonus of $105,000.00 on March 31, 2001 and a lump sum bonus of $105,000.00 on
         March 31, 2002 (collectively, the "Supplemental Bonuses"). Company's obligations to pay the Supplemental Bonuses pursuant to this Section 2.A. shall continue notwithstanding the earlier termination of this Agreement or Executive's employment with Company.

         3. Section 4 of the Employment Agreement is hereby amended by deleting Section 4 in its entirety and substituting the following new Section 4 therefor:

                  4. Term. The term of employment of Executive under this Agreement shall be for a period of one (1) year (the "Term") commencing on the date hereof and ending on the one (1) year anniversary thereof, subject to earlier termination as provided in Section 5. Unless either party provides written notice to the other party at least thirty (30) days prior to the end of a Term, this Agreement shall automatically renew for successive one (1) year Terms. Notwithstanding the foregoing, Company's obligations to pay the Guaranteed Bonus pursuant to Section 2.A. shall continue for so long as interest remains due and payable under either of the Notes and Company's obligations to pay the Supplemental Bonuses pursuant to Section 2.A. shall continue notwithstanding the earlier termination of this Agreement or Executive's employment with Company.

         4. Section 17 of the Employment Agreement is hereby amended by deleting Section 4 in its entirety and substituting the following new Section 17 therefor:

                  17. Successors. This Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the parties. The obligations of Company pursuant to this Agreement, including without limitation, Company's obligations with respect to payment of the Guaranteed Bonus and the Supplemental Bonuses pursuant to Section 2.A., shall be binding upon Company's successors and assigns.


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         IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the day and year first written above.

COMPANY:                                       EXECUTIVE:

Witness Systems, Inc.


By: /s/ Jon W. Ezrine                          /s/ David Gould
   ------------------------------------        --------------------------------
Name:     Jon W. Ezrine                        David Gould
     ----------------------------------
Title:    Chief Financial Officer
      ---------------------------------


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